Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact:
Chris Gay 308-255-2905 Cabela’s Incorporated

Media Contact:
Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS STRONG PROFITABILITY INCREASES

-Second Quarter Earnings Per Share of $0.26
-Retail Operating Margins Expand 270 Basis Points
-Merchandise Gross Margins Increased 80 Basis Points
-Comparable Store Sales Declined 4.6%
-Return on Invested Capital Increases 120 Basis Points
-Year-To-Date Cash Flow From Operations Improves $73 Million

SIDNEY, Neb. (July 29, 2010) – Cabela’s Incorporated (NYSE:CAB) today reported record second quarter fiscal 2010 earnings.

For the quarter, consolidated operating income increased 62% to $30.7 million compared to $18.9 million in the second quarter of 2009.  Operating margins increased 240 basis points to 5.8% compared to 3.4% in the second quarter of 2009.  Increases in operating profit were due to the strong performance of World’s Foremost Bank, higher merchandise gross margins and lower impairment and restructuring charges.  For the quarter, net income increased 98% to $18.0 million, or $0.26 per diluted share, compared to $9.1 million, or $0.14 per diluted share, in the second quarter of 2009.

For the quarter, adjusted for divestitures, total revenue decreased 3.3% to $526 million; retail store revenue decreased 2.5% to $294 million; direct revenue decreased 11.7% to $172 million; and comparable store sales decreased 4.6%.  Financial services revenue increased 28% to $56 million.

“We are pleased that our strong focus on improving return on capital is working,” said Tommy Millner, Cabela’s Chief Executive Officer.  “This success is a result of our efforts to improve inventory productivity, expand the profitability of our retail stores and increase merchandise gross margins.  While the number of transactions at retail was lower than our expectations during the quarter, we are pleased that average ticket in our retail business was up nearly 5%.  For the quarter, retail profitability improved 270 basis points, return on invested capital improved 120 basis points and overall Company operating margin expanded 240 basis points.  We expect these positive trends to continue for the remainder of the year.”

“Merchandise margins expanded 80 basis points to 35.9% in the quarter, the biggest increase we have seen in recent years,” Millner said. “It is particularly pleasing that margins increased in 4 of our 5 merchandise categories during the quarter.  Three ongoing initiatives contributed significantly to margin expansion in the quarter: better inventory management, which reduced the need to mark down product, improvements in vendor collaboration and advancements in price optimization during the season.  These broad-based improvements give us confidence that margin expansion will continue throughout this year and next.”

“We are less pleased with the revenue decrease we experienced in our direct segment, since this was primarily of our own doing,” Millner said.  “We went a bit too far in our inventory reduction initiatives, which resulted in fill rates in our direct business being significantly lower than prior year.  Additionally, we mailed fewer clearance catalogs in the quarter due to reduced levels of problematic inventory.  Also, our direct business was impacted by a decrease in the sale of ammunition and reloading supplies.  We expect the impact of these factors to largely disappear by the fall selling season.”

Exclusive of impairment and other special charges, for the quarter, net income was $19.4 million compared to $11.2 million in the second quarter of 2009 and diluted earnings per share were $0.28 compared to $0.17 in the second quarter of 2009.  A detailed reconciliation is provided at the end of this release.

For the quarter, managed financial services revenue as a percentage of managed credit card loans improved 160 basis points primarily due to lower provision for loan losses, higher interchange, interest, and fee income and lower interest expense.  For the quarter, average net charge-offs were 4.78% compared to 5.24% in the second quarter of 2009.  This is the lowest absolute charge-off rate realized in the past year.  As a result of continued favorable charge-off trends and a more favorable outlook for charge-offs for the remainder of the year, provision for loan losses for the quarter was $16.6 million.  Given continued favorable trends related to charge-offs, average net charge-offs at World’s Foremost Bank are expected to be between 5.0 and 5.5% for 2010 as compared to previous guidance of 5.25 to 5.75%.

As of July 3, 2010, inventories totaled $513 million, a decrease of 13% compared to inventories of $587 million as of June 27, 2009.  For the year to date period, cash flow from operations improved $73 million.  Total debt as of July 3, 2010, was $383 million compared to $490 million as of June 27, 2009, a decrease of $107 million or 22%.

“We are pleased with our continued progress controlling costs, driving operational excellence, strengthening our balance sheet and increasing Cabela’s brand loyalty through the operations of World’s Foremost Bank,” Millner said. “Given our strong second quarter results, we expect earnings per share for 2010, exclusive of impairment and other special charges, to meet or exceed current expectations.”

Conference Call Information

A conference call to discuss second quarter fiscal 2010 operating results is scheduled for today (Thursday, July 29, 2010) at 11:00 a.m. Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding trends in retail profitability, return on invested capital and operating margins continuing for the remainder of the year, margin expansion continuing throughout this year and next, the impact of factors negatively impacting the direct business to largely disappear by the fall selling season, average net charge-offs at World’s Foremost Bank to be between 5.0 and 5.5% for 2010 and earnings per share for 2010 to meet or exceed current expectations.  Forward-looking statements involve risks and uncertainties that may cause the Company's actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the level of discretionary consumer spending; the state of the economy, including increases in unemployment levels and bankruptcy filings; changes in the capital and credit markets or the availability of capital and credit; the Company’s ability to comply with the financial covenants in its credit agreements; changes in consumer preferences and demographic trends; the Company’s ability to successfully execute its multi-channel strategy; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets and market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; political or financial instability in countries where the goods the Company sells are manufactured; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; increased government regulation, including regulations relating to firearms and ammunition; inadequate protection of the Company’s intellectual property; material security breaches of computer systems; the Company’s ability to protect its brand and reputation; changes in accounting rules applicable to securitization transactions, including related increases in required regulatory capital; the Company’s ability to manage credit, liquidity, interest rate, operational, legal and compliance risks; increasing competition for credit card products and reward programs; the Company’s ability to increase credit card receivables while managing fraud, delinquencies and charge-offs; the Company’s ability to securitize its credit card receivables at acceptable rates or access the deposits market at acceptable rates; decreased interchange fees as a result of credit card industry regulation and/or litigation; the impact of legislation, regulation and supervisory regulatory actions (including with respect to the compliance examination conducted by the Federal Deposit Insurance Corporation in the second quarter of 2009) in the financial services industry, including the Credit Card Accountability Responsibility and Disclosure Act of 2009, new and proposed regulations affecting securitizations and the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company's filings with the SEC (including the information set forth in the "Risk Factors" section of the Company's Form 10-K for the fiscal year ended January 2, 2010, and in Part II, Item 1A, of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Earnings Per Share)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009
Revenue:
Merchandise sales	$465,491	$501,145	$959,527	$1,002,023
Financial services revenue	56,488	44,129	116,472	78,023
Other revenue	3,991	3,962	9,581	8,730
Total revenue	525,970	549,236	1,085,580	1,088,776

Total cost of revenue (exclusive of depreciation and amortization)	299,649	326,060	629,084	652,374
Selling, distribution, and administrative expenses	193,818	192,536	408,054	391,758
Impairment and restructuring charges	1,834	11,692	1,834	13,370
Operating income	30,669	18,948	46,608	31,274

Interest expense, net	(5,671)	(6,054)	(11,125)	(11,888)
Other non-operating income, net	1,786	1,654	3,524	3,700
Income before provision for income taxes	26,784	14,548	39,007	23,086
Provision for income taxes	8,760	5,425	12,892	8,835

Net income	$18,024	$9,123	$26,115	$14,251

Basic earnings per share	$0.27	$0.14	$0.39	$0.21
Diluted earnings per share	$0.26	$0.14	$0.38	$0.21

Basic weighted average shares outstanding	67,792,832	67,030,452	67,615,069	66,804,333
Diluted weighted average shares outstanding	68,798,021	67,570,398	68,814,997	67,030,985

CABELA'S INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands Except Par Values)
(Unaudited)

ASSETS	July 3,	January 2,	June 27,
	2010	2010	2009
CURRENT
Cash and cash equivalents	$274,440	$582,185	$480,756
Held-to-maturity investment securities	224,905	-	-
Accounts receivable, net of allowance for doubtful accounts of $1,186, $1,364 and $1,802	18,615	31,925	34,364
Credit card loans, net of allowances of $1,374 and $1,193	-	135,935	138,896
Credit card loans (includes restricted credit card loans of the Trust of $2,412,135), net of allowance for loan losses of $96,000	2,329,491	-	-
Inventories	512,739	440,134	586,613

Prepaid expenses and other current assets (includes restricted cash of the Trust of $25,882 at July 3, 2010)	165,088	150,913	145,468
Income taxes receivable and deferred income taxes	8,936	-	-
Total current assets	3,534,214	1,341,092	1,386,097
Property and equipment, net	812,409	811,765	864,501
Land held for sale or development	29,917	30,772	37,550
Retained interests in securitized loans, including asset-backed securities	-	176,034	121,465
Economic development bonds	107,397	108,491	115,650
Other assets	20,039	23,731	25,411
Total assets	$4,503,976	$2,491,885	$2,550,674

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT
Accounts payable, including unpresented checks of $16,778, $44,394 and $30,560	$196,039	$215,229	$163,143
Gift instruments, and credit card and loyalty rewards programs	176,881	183,915	164,857
Accrued expenses	117,448	145,797	99,270
Time deposits	114,031	120,384	184,711
Current maturities of secured long-term obligations of the Trust	749,500	-	-
Current maturities of long-term debt	224	3,101	222
Income taxes payable and deferred income taxes	-	53,312	13,227
Total current liabilities	1,354,123	721,738	625,430
Long-term time deposits	383,018	356,280	398,662
Secured long-term obligations of the Trust, less current maturities	1,378,400	-	-
Long-term debt, less current maturities	383,271	345,178	490,130
Deferred income taxes	11,509	20,824	40,935
Other long-term liabilities	65,262	63,444	60,136

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; Authorized -- 10,000,000 shares; Issued – none	-	-	-
Common stock, $0.01 par value:
Class A Voting, Authorized – 245,000,000 shares; Issued – 67,853,898, 67,287,575 and 67,063,457	679	673	671
Class B Non-voting, Authorized – 245,000,000 shares; Issued – none	-	-	-
Additional paid-in capital	295,581	285,490	277,980
Retained earnings	634,250	697,293	661,927
Accumulated other comprehensive income (loss)	(2,117)	965	(5,197)
Total stockholders’ equity	928,393	984,421	935,381
Total liabilities and stockholders’ equity	$4,503,976	$2,491,885	$2,550,674

CABELA'S INCORPORATED AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009
	(Dollars in Thousands)
Revenue:
Retail	$293,950	$301,633	$565,242	$577,159
Direct	171,541	199,512	394,285	424,864
Financial Services	56,488	44,129	116,472	78,023
Other	3,991	3,962	9,581	8,730
Total revenue	$525,970	$549,236	$1,085,580	$1,088,776

Operating Income (Loss):
Retail	$41,105	$33,965	$59,047	$52,019
Direct	30,572	32,587	60,842	62,003
Financial Services	13,112	12,020	26,059	23,989
Other	(54,120)	(59,624)	(99,340)	(106,737)
Total operating income	$30,669	$18,948	$46,608	$31,274

As a Percentage of Total Revenue:
Retail revenue	55.9%	55.0%	52.1%	53.0%
Direct revenue	32.6	36.3	36.3	39.0
Financial Services revenue	10.7	8.0	10.7	7.2
Other revenue	0.8	0.7	0.9	0.8
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	14.0%	11.3%	10.4%	9.0%
Direct operating income	17.8	16.3	15.4	14.6
Financial Services operating income	23.2	27.2	22.4	30.7
Total operating income as a percentage of total revenue	5.8	3.4	4.3	2.9

CABELA'S INCORPORATED AND SUBSIDIARIES
ADJUSTED REVENUE FOR FISCAL 2009
 (Unaudited)

Direct revenue and total revenue for fiscal 2009 were adjusted for the dispositions of Wild Wings and Van Dyke’s taxidermy business for comparability of the reported periods as presented below:

	Period Ending
	July 3,	June 27,	Increase (Decrease)	% Change
	2010	2009
	(Dollars in Thousands)

Three Months Ended
Direct revenue as reported	$171,541	$199,512	$(27,971)	(14.0	) %
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(5,295)	5,295
Direct revenue - adjusted	$171,541	$194,217	$(22,676)	(11.7)

Total revenue as reported	$525,970	$549,236	$(23,266)	(4.2)
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(5,295)	5,295
Total revenue - adjusted	$525,970	$543,941	$(17,971)	(3.3)

Six Months Ended
Direct revenue as reported	$394,285	$424,864	$(30,579)	(7.2)
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(12,431)	12,431
Direct revenue - adjusted	$394,285	$412,433	$(18,148)	(4.4)

Total revenue as reported	$1,085,580	$1,088,776	$(3,196)	(0.3)
Less revenue from Wild Wings and Van Dyke's taxidermy	-	(12,431)	12,431
Total revenue - adjusted	$1,085,580	$1,076,345	$9,235	0.9

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
 (Unaudited)

The following table summarizes the results of our Financial Services segment on a generally accepted accounting principles (“GAAP”) basis.  The Company did not retrospectively adopt the provisions of Accounting Standards Codification (“ASC”) Topics 810 and 860; therefore, the components of the Financial Services revenue will not be comparable to 2009 prior period amounts as a result of the consolidation of the Cabela’s Master Credit Card Trust and related entities (collectively referred to as the “Trust”).  Financial Services revenue is comprised of interest and fee income, interchange income, customer rewards costs, other non-interest income, interest expense, and provision for loan losses from our credit card operations.  In fiscal 2010, the securitization income component was no longer recorded and separately reported; rather the remaining components will now reflect the financial performance of the entire managed portfolio which includes the Trust.  The results of operations of the Financial Services business now look similar to the historical managed presentation for financial performance of the total managed portfolio of credit card loans, excluding income derived from the changes in the valuation of our interest only strips, cash reserve accounts, and cash accounts associated with the securitized loans.

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009
	(In Thousands)

Interest and fee income	$66,625	$9,847	$138,111	$20,855
Interest expense	(21,617)	(6,497)	(43,097)	(12,670)
Provision for loan losses	(16,609)	(324)	(31,756)	(343)
Net interest income, net of provision for loan losses	28,399	3,026	63,258	7,842
Non-interest income:
Securitization income	-	54,569	-	93,603
Interchange income	56,918	6,297	107,450	13,119
Other non-interest income	3,024	9,600	5,817	17,811
Total non-interest income	59,942	70,466	113,267	124,533
Less: Customer rewards costs	(31,853)	(29,363)	(60,053)	(54,352)

Financial Services revenue	$56,488	$44,129	$116,472	$78,023

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE PRESENTED ON A MANAGED BASIS
 (Unaudited)

As a result of the adoption of ASC Topics 810 and 860, a managed presentation which is comparable between the periods has been presented to evaluate the changes in Financial Services revenue. The managed presentation shown below presents the financial performance of the total managed portfolio of credit card loans for the periods presented.  The managed presentation for fiscal 2010 is the same as the GAAP presentation; however, the 2009 presentation is non-GAAP.

For the three and six months ended June 27, 2009, interest and fee income, interchange income, customer rewards costs and other non-interest income on both the owned and securitized portfolio are reflected in the respective line items.  Interest paid to outside investors on the securitized credit card loans is included in interest expense.  Credit losses on the entire managed portfolio are reflected in the provision for loan losses.  This managed presentation includes income or expense derived from the valuation of the interest-only strips, cash reserve accounts, and cash accounts associated with our securitized loans that would generally be reversed or not reported in a managed presentation in the other component.

	Three Months Ended		Six Months Ended
	July 3,	June 27,	July 3,	June 27,
	2010	2009	2010	2009
	(Dollars in Thousands)

Interest and fee income	$66,625	$62,352	$138,111	$124,872
Interchange income	56,918	51,276	107,450	96,509
Other non-interest income	3,024	3,164	5,817	6,107
Interest expense	(21,617)	(25,073)	(43,097)	(48,995)
Provision for loan losses	(16,609)	(26,321)	(31,756)	(49,515)
Customer rewards costs	(31,853)	(29,363)	(60,053)	(54,352)
Other	-	8,094	-	3,397
Managed Financial Services revenue	$56,488	$44,129	$116,472	$78,023

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:

Interest and fee income	11.1%	11.1%	11.4%	11.1%
Interchange income	9.4	9.1	8.9	8.6
Other non-interest income	0.5	0.6	0.5	0.6
Interest expense	(3.6)	(4.5)	(3.6)	(4.4)
Provision for loan losses	(2.7)	(4.7)	(2.6)	(4.4)
Customer rewards costs	(5.3)	(5.2)	(5.0)	(4.8)
Other	-	1.4	-	0.3
Managed Financial Services revenue	9.4%	7.8%	9.6%	7.0%

CABELA'S INCORPORATED AND SUBSIDIARIES
KEY STATISTICS OF FINANCIAL SERVICES BUSINESS
 (Unaudited)

Key statistics reflecting the performance of our Financial Services business are shown in the following chart:

	Three Months Ended
	July 3,	June 27,	Increase		%
	2010	2009	(Decrease)		Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,413,975	$2,244,608	$169,367		7.5%
Average number of active credit card accounts	1,286,901	1,220,038	66,863		5.5

Average balance per active credit card account	$1,876	$1,840	$36		2.0

Net charge-offs including accrued interest and fees on managed loans	$28,856	$29,417	$(561)		(1.9)

Net charge-offs including accrued interest and fees as a percentage of average managed credit card loans	4.78%	5.24%	(0.46	) %

	Six Months Ended
	July 3,	June 27,	Increase		%
	2010	2009	(Decrease)		Change
	(Dollars in Thousands Except Average Balance per Account )

Average balance of managed credit card loans	$2,418,057	$2,241,491	$176,566		7.9%
Average number of active credit card accounts	1,289,054	1,215,532	73,522		6.0

Average balance per active credit card account	$1,876	$1,844	$32		1.7

Net charge-offs including accrued interest and fees on managed loans	$58,862	$55,832	$3,030		5.4

Net charge-offs including accrued interest and fees as a percentage of average managed credit card loans	4.87%	4.98%	(0.11	) %

CABELA'S INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
 (Unaudited)

To supplement our condensed consolidated statements of income presented in accordance with GAAP, we have disclosed non-GAAP measures of operating results that exclude certain items.  Financial services revenue; total revenue; selling, distribution, and administrative expenses; operating income; other non-operating income; provision for income taxes; net income; and earnings per diluted share are presented below both as reported (on a GAAP basis) and excluding (i) the effect of the $18 million charge recorded in the first quarter of fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation’s compliance examination of World’s Foremost Bank, (ii) the impact of valuations of our interest-only strips, cash reserve accounts, and cash accounts associated with our securitized loans recorded in fiscal 2009, and (iii) the impairment and restructuring charges recorded in the second quarter of fiscal 2010 and in the first half of fiscal 2009. The valuations of our interest-only strips, cash reserve accounts, and cash accounts associated with our securitized loans was not a reported amount beginning in 2010 with the adoption of ASC Topics 810 and 860.  The impairment and restructuring charges include asset write-downs and severance and related costs. In light of their nature and magnitude, we believe these items should be presented separately to enhance a reader’s overall understanding of the Company’s ongoing operations.  These non-GAAP financial measures should be considered in conjunction with the GAAP financial measures presented in the earnings release.

Management believes these non-GAAP financial results provide useful supplemental information to investors regarding the underlying business trends and performance of the Company's ongoing operations and are useful for period-over-period comparisons of such operations.  In addition, management evaluates results using non-GAAP adjusted total revenue, adjusted operating income, adjusted net income, and adjusted earnings per diluted share.   These non-GAAP measures should not be considered in isolation or as a substitute for total revenue, operating income, net income, earnings per share, or any other measure calculated in accordance with GAAP. The following tables reconcile these financial measures to the related GAAP financial measures for the periods presented.

	Three Months Ended			Three Months Ended
	July 3, 2010			June 27, 2009
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)
Revenue:
Merchandise sales	$465,491	$-	$465,491	$501,145	$-	$501,145
Financial Services revenue (1)	56,488	-	56,488	44,129	(8,493)	35,636
Other revenue	3,991	-	3,991	3,962	-	3,962
Total revenue	525,970	-	525,970	549,236	(8,493)	540,743

Total cost of revenue (exclusive of depreciation and amortization)	299,649	-	299,649	326,060	-	326,060

Selling, distribution, and administrative expenses	193,818	-	193,818	192,536	-	192,536
Impairment and restructuring charges (3)	1,834	(1,834)	-	11,692	(11,692)	-
Operating income	30,669	1,834	32,503	18,948	3,199	22,147

Interest expense, net	(5,671)	-	(5,671)	(6,054)	-	(6,054)
Other non-operating income, net	1,786	-	1,786	1,654	-	1,654
Income before provision for income taxes	26,784	1,834	28,618	14,548	3,199	17,747
Provision for income taxes (4)	8,760	471	9,231	5,425	1,126	6,551

Net income	$18,024	$1,363	$19,387	$9,123	$2,073	$11,196

Basic earnings per share	$0.27	$0.02	$0.29	$0.14	$0.03	$0.17
Diluted earnings per share	$0.26	$0.02	$0.28	$0.14	$0.03	$0.17

(Footnotes on the following page)

	Six Months Ended			Six Months Ended
	July 3, 2010			June 27, 2009
	GAAP Basis	Amounts	Non-GAAP	GAAP Basis	Amounts	Non-GAAP
	As Reported	Added Back	As Adjusted	As Reported	Added Back	As Adjusted
	(Dollars in Thousands Except Earnings Per Share)
Revenue:
Merchandise sales	$959,527	$-	$959,527	$1,002,023	$-	$1,002,023
Financial Services revenue (1)	116,472	-	116,472	78,023	(4,197)	73,826
Other revenue	9,581	-	9,581	8,730	-	8,730
Total revenue	1,085,580	-	1,085,580	1,088,776	(4,197)	1,084,579

Total cost of revenue (exclusive of depreciation and amortization)	629,084	-	629,084	652,374	-	652,374
Selling, distribution, and administrative expenses (2)	408,054	(18,000)	390,054	391,758	-	391,758
Impairment and restructuring charges (3)	1,834	(1,834)	-	13,370	(13,370)	-
Operating income	46,608	19,834	66,442	31,274	9,173	40,447

Interest expense, net	(11,125)	-	(11,125)	(11,888)	-	(11,888)
Other non-operating income, net	3,524	-	3,524	3,700	-	3,700
Income before provision for income taxes	39,007	19,834	58,841	23,086	9,173	32,259
Provision for income taxes (4)	12,892	6,555	19,447	8,835	3,229	12,064

Net income	$26,115	$13,279	$39,394	$14,251	$5,944	$20,195

Basic earnings per share	$0.39	$0.20	$0.58	$0.21	$0.09	$0.30
Diluted earnings per share	$0.38	$0.19	$0.57	$0.21	$0.09	$0.30

(1)
Reflects the valuations of our interest-only strips, cash reserve accounts, and cash accounts associated with securitized loans of our Financial Services business segment that were recognized in the three and six months ended June 27, 2009.

(2)
Reflects an accrual recognized in the first quarter of fiscal 2010 relating to matters arising out of the Federal Deposit Insurance Corporation’s compliance examination conducted in 2009 of World’s Foremost Bank.

(3)
Reflects (i) impairment losses that were recognized in the three and six months ended July 3, 2010, and June 27, 2009, respectively, on certain assets where projected cash flows were less than the fair value of the related assets and (ii) restructuring charges for severance and related benefits pursuant to certain reductions in workforce and voluntary retirement plans that were recognized in the six months ended June 27, 2009.

(4)
The provision for income taxes for the non-GAAP measurements for the six months ended July 3, 2010, was based on the effective tax rate calculated under GAAP for that period which in turn impacted the provision for income taxes for the non-GAAP measurements for the three months ended July 3, 2010.  The provision for income taxes for the non-GAAP measurements for the three and six months ended June 27, 2009, have been adjusted so that the effective tax rate calculated on the provision for income taxes for the non-GAAP measurements for fiscal year 2009 was the same as the  effective tax rate calculated under GAAP for fiscal year 2009.

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